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U. S. Securities And Exchange Commission
Washington, D.C. 20549









                               Form 8-K






Current Report under Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 17, 1997


Commission File Number 1-8612





                         Ameritech Corporation






                              a Delaware Corporation
                              30 South Wacker Drive
                              Chicago, Illinois 60606
                              I.R.S. Employer Identification Number 36-
                               3251481


                              Telephone number (800)257-0902



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Item 5. Other Items

     On December 17, 1997, the Ameritech board of directors approved a two-for-one stock split. The stock split will be effected as a one-time stock dividend to shareowners of record December 31, 1997. New shares will be distributed on or about January 26, 1998.

     The board of directors also authorized a stock repurchase plan. Under the plan, Ameritech is authorized to buy up to $2 billion of its shares (or 4.7% of its outstanding shares at the current value) from time to time, starting in January 1998.

     The board also increased the dividend 6.2% from 56.5 cents to 60 cents per pre-split share. Adjusted for the stock split, the new quarterly dividend will be 30 cents per share, or $1.20 annually. The fourth quarter dividend is payable February 2, 1998 to shareowners of record December 31, 1997.


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                               SIGNATURE

     Under the requirements of the Securities and Exchange Act of 1934, an authorized company official has signed this report on our behalf.


Dated: December 17, 1997

                                   Ameritech Corporation


                                   By: Bruce B. Howat
                                       Secretary